Registration No. 333-209096

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PARNELL PHARMACEUTICALS HOLDINGS LTD

(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Australia	2834	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Unit 4, Century Estate

476 Gardeners Road

Alexandria 2015 NSW

Australia

Tel: 913-274-2100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert T. Joseph
President and Chief Executive Officer
c/o Parnell, Inc.
7015 College Blvd, Level 6

Overland Park, KS 66211
Tel: 913-274-2100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Peter Mirakian III Spencer Fane LLP 1000 Walnut Street, Suite 1400 Kansas City, MO 64106 (816) 474-8100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate price per unit (2)	Proposed maximum aggregate offering Price (2)	Amount of registration fee (3)

Ordinary shares, no par value	2,060,000	$3.76	$7,745,600.00	$779.98

Total	2,060,000	$3.76	$7,745,600.00	$779.98

(1) Consists of (i) 85,943 shares of our common stock that may be issued to Lincoln Park Capital Fund, LLC (“Lincoln Park”) as the commitment shares under the Purchase Agreement dated January 11, 2016 (the “Purchase Agreement”), 47,746 of which have already been issued; and (ii) up to 1,974,057 shares of our common stock that may be sold to Lincoln Park under the Purchase Agreement. The Purchase Agreement provides that we may sell up to $15,000,000 of our common stock to Lincoln Park. We may elect to issue and sell more than the 2,060,000 shares offered under this prospectus to Lincoln Park under the Purchase Agreement. If we elect to issue and sell more than the 2,060,000 shares offered under this prospectus to Lincoln Park, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act of 1933 any such additional shares. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement will also cover any additional ordinary shares to be offered or issued from stock splits, stock dividends, recapitalizations, or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s common stock as reported on the NASDAQ Global Market on January 19, 2016, which is within five business days of the filing of this registration statement.

(3) Previously paid.

Explanatory Note

The sole purpose of this Amendment No. 2 to the Registration Statement on Form F-1 (File No. 333-209096) (the “Registration Statement”) is to file an exhibit to the Registration Statement as indicated in Item 8 of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 6, 7, or 9 of Part II of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 8 of Part II, the signature page to the Registration Statement, and the filed exhibit.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
3.1	Constitution of Parnell Pharmaceuticals Holdings Ltd. (incorporated by reference to Exhibit 3.1 on Form 6-K for May 2015, filed with the SEC on May 7, 2015.) *
5.1	Opinion of Atanaskovic Hartnell.
10.1	Distribution and Supply Agreement, dated as of September 29, 2009, by and between Parnell North America Pty Ltd and Vetoquinol Canada, Inc. (incorporated by reference to Exhibit 10.1 to Amendment No. 3 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 10, 2014)†*
10.2	Lease Agreement, dated as of June 27, 2011, by and between Parnell Manufacturing Pty Ltd and Helion Properties Pty Ltd. (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form F-1 filed with the SEC on May 19, 2014)*
10.3	Supply Agreement, dated as of September 26, 2011, by and between Parnell Manufacturing Pty Ltd and Bachem A.G. (incorporated by reference to Exhibit 10.5 to Amendment No. 3 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 10, 2014)†*
10.4	Employment Agreement, dated as of February 1, 2011, by and between Parnell Pharmaceuticals Holdings Ltd and Robert Joseph. (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 10, 2014)†*
10.5	Employment Agreement, dated as of February 1, 2011, by and between Parnell Pharmaceuticals Holdings Ltd and Brad McCarthy . (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 10, 2014)†*
10.6	Supply Agreement, dated December 3, 2013, by and between Parnell Manufacturing Pty Ltd and IDT Australia Ltd. (incorporated by reference to Exhibit 10.9 to Amendment No. 3 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 10, 2014)†*
10.7	Supply Agreement, dated of January 1, 2014, by and between Parnell Manufacturing Pty Ltd and Piramal Healthcare (UK) Ltd. (incorporated by reference to Exhibit 10.11 to Amendment No. 3 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 10, 2014)†*

10.8	License Agreement, dated as of March 18, 2014, by and between Parnell Technologies Pty Ltd and CIMTECH Pty Ltd. (incorporated by reference to Exhibit 10.12 to Amendment No. 3 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 10, 2014)†*
10.9	Revenue Sharing Deed dated as of October 14, 2011 by and among Parnell Pharmaceuticals Holdings Ltd. and all subsidiaries and Partners for Growth III, L.P. (incorporated by reference to Exhibit 10.13 to Amendment No. 3 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 10, 2014)†*
10.10	Conditions of 2013 Bonds. (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form F-1 filed with the SEC on May 19, 2014)*
10.11	2014 Omnibus Equity Incentive Compensation Plan. (incorporated by reference to Exhibit 10.15 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 4, 2014)*
10.12	Amendment No. 1 to the Parnell Pharmaceuticals Holdings Ltd 2014 Omnibus Equity Incentive Plan. (incorporated by reference to Exhibit 10.1 on Form 6-K for May 2015 filed with the SEC on May 7, 2015)*
10.13	Form of Deed Poll given by 2013 Bondholders in favor of Parnell Pharmaceuticals Holdings Pty Ltd dated May 30, 2014. (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 4, 2014)*
10.14	Lease Agreement, dated as of September 12, 2014, by and between Parnell Corporate Services U.S. Inc., and Renaissance Property Owner, LLC. (incorporated by reference to Exhibit 4.17 on Form 20-F filed with the SEC on September 15, 2014)*
10.15	Parnell Pharmaceuticals Holdings Ltd 2014 Omnibus Incentive Plan Award Agreement. (incorporated by reference to Exhibit 10.2 on Form 6-K for May 2015 filed with the SEC on May 7, 2015)*
10.16	Credit, Security and Guaranty Agreement, dated as of June 15, 2015 by and among MIDCAP FINANCIAL TRUST. (incorporated by reference to Exhibit 10.1 on Form 6-K for June 2015 filed with the SEC on June 18, 2015)*
10.17	PURCHASE AGREEMENT, dated as of January 11, 2016, by and between PARNELL PHARMACEUTICALS HOLDINGS LTD and LINCOLN PARK CAPITAL FUND, LLC (incorporated by reference to Exhibit 99.2 on Form 6-K for January 2016 filed with the SEC on January 11, 2016)*
10.18	REGISTRATION RIGHTS AGREEMENT, dated as of January 11, 2016 by and between PARNELL PHARMACEUTICALS HOLDINGS LTD and LINCOLN PARK CAPITAL FUND, LLC. (incorporated by reference to Exhibit 99.3 on Form 6-K for January 2016 filed with the SEC on January 11, 2016)*
21.1	For a list of all of our principal Group subsidiaries and associated companies, see the Notes to Consolidated Financial Statements, Note 25 – Interests in Subsidiaries in our Annual Report on Form 20-F for the period ended December 31, 2014 filed with the SEC on February 27, 2015 which is incorporated by reference
23.1	Consent of Atanaskovic Hartnell (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers.*
24.1	Power of Attorney (included in signature pages of Registration Statement).*
*	Previously filed.
†	Confidential treatment requested. Confidential materials omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on February 12, 2016.

PARNELL PHARMACEUTICALS HOLDINGS LTD

By: /s/ Robert Joseph
Robert Joseph President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert Joseph Robert Joseph	President and Chief Executive Officer and Director (Principal Executive Officer)	February 12, 2016

/s/ Brad McCarthy Brad McCarthy	Chief Financial Officer and Director (Principal Financial Officer)	February 12, 2016

/s/ Brad McCarthy Brad McCarthy	Chief Accounting Officer (Principal Accounting Officer)	February 12, 2016

/s/ * Alan Bell	Director	February 12, 2016

/s/ * Peter Croden	Director	February 12, 2016

/s/ * Ellen Richstone	Director	February 12, 2016

/s/ * David Rosen	Director	February 12, 2016

*By /s/ Brad McCarthy Brad McCarthy Attorney-in-Fact		February 12, 2016